FIRST AMENDMENT TO
FOURTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT
This First Amendment (this “Amendment”) amends that certain Fourth Amended and Restated Registration Rights Agreement, dated as of November 1, 2012 (the “Agreement”), by and among by and among CELLULAR DYNAMICS INTERNATIONAL, INC., a Wisconsin corporation (the “Company”), and the individuals and entities who have executed a counterpart signature page hereto (each individually an “Amending Preferred Shareholder” and collectively the “Amending Preferred Shareholders”). Capitalized terms used herein without definition shall have the meanings ascribed to them in the Agreement
R E C I T A L S
WHEREAS, the Amending Preferred Shareholders are Holders of more than fifty percent (50%) of the Series A Registrable Securities outstanding as of the date hereof and by their execution of this Amendment, they are consenting, separately as a single class, hereto;
WHEREAS, the Amending Preferred Shareholders are Holders of more than fifty percent (50%) of the Series B Registrable Securities outstanding as of the date hereof and by their execution of this Amendment, they are consenting, separately as a single class, hereto; and
WHEREAS, the parties have determined it is their respective best interests to amend the Agreement as set out below.
A G R E E M E N T
NOW, THEREFORE, in consideration of the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto mutually agree as follows:
1.    Registration Statement on Form S-1. The Amending Preferred Shareholders hereby acknowledge that (i) in preparation for a possible Initial Offering, on February 26, 2013 the Company confidentially submitted a registration statement on Form S‑1 to the Securities and Exchange Commission and (ii) the Company has amended, and hereafter may further amend and publicly file, such registration statement and effectuate an Initial Offering contemplated in such registration statement as it would be declared effective by the Securities and Exchange Commission. Without limitation to the provisions of Section 2 hereof, the Amending Preferred Shareholders hereby waive any and all rights of Holders that absent the amendment pursuant to Section 2 hereof may exist with respect to the Initial Offering pursuant to the registration statement contemplated above and in Section 2 hereof.
2.    Amendment of the Agreement. The Agreement is hereby amended by inserting the following sentence at the end of Section 2.2(a):
“Notwithstanding any term or implication to the contrary herein, this Section 2.2 shall not apply to, and no Holder shall have a right under this Section 2.2 with respect to, the filing of the registration statement initially submitted by the Company to the Securities and Exchange Commission on a confidential basis on February 26, 2013 and thereafter amended and publicly filed with the Securities and Exchange Commission, including any right to include all or part of its Registrable Securities in such registration statement as it would be declared effective by the Securities and Exchange Commission.”
3.    Agreement Otherwise Unaffected. The Agreement, as amended by this Amendment, shall remain in full force and effect.
4.    Counterparts; Facsimile or PDF Signatures. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Amendment may be executed by facsimile and/or pdf and each facsimile and/or pdf signature will have the same effect as an original signature.
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IN WITNESS WHEREOF, the parties hereto have executed this FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:
CELLULAR DYNAMICS INTERNATIONAL, INC.
By:    /s/ Thomas M. Palay
Print Name:    Thomas M. Palay
Print Title:    President

IN WITNESS WHEREOF, the parties hereto have executed this FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

SHAREHOLDER:

/s/ James Thomson

James Thomson
(Print Name of Shareholder)

(Print Name and Title of Signatory) (as applicable)

SHAREHOLDER:

/s/ Michael Falk

Wisconsin Alumni Research Foundation
(Print Name of Shareholder)

Michael E. Falk, General Counsel
(Print Name and Title of Signatory) (as applicable)

SHAREHOLDER:

/s/ Michael Falk

WiCell Research Institute, Inc.
(Print Name of Shareholder)

Michael F. Falk, General Counsel
(Print Name and Title of Signatory) (as applicable)

SHAREHOLDER:

/s/ Daniel F. Pritzker

Sixth Floor Investors LP
(Print Name of Shareholder)

Daniel F. Pritzker, Chief Executive Officer of the General Partner, 8-26-22 GP LLC
(Print Name and Title of Signatory) (as applicable)

SHAREHOLDER:

/s/ Thomas M. Palay

Tactics II Ventures Limited Partnership
(Print Name of Shareholder)

Thomas M. Palay, Manager of Tactics II General Partner LLC,
general partner of Tactics II Ventures Management Limited
(Print Name and Title of Signatory) (as applicable)

SHAREHOLDER:

/s/ Thomas M. Palay

Tactics II Stem Cell Ventures (QP) LP
(Print Name of Shareholder)

Thomas M. Palay, Manager of
Tactics II SC General Partner LLC
(Print Name and Title of Signatory) (as applicable)

SHAREHOLDER:

/s/ Thomas M. Palay

Tactics II Stem Cell Ventures LP
(Print Name of Shareholder)

Thomas M. Palay, Manager of
Tactics II SC General Partner LLC
(Print Name and Title of Signatory) (as applicable)

SHAREHOLDER:

/s/ Thomas M. Palay

Tactics II-CDI Series B Investors, LLC
(Print Name of Shareholder)

Thomas M. Palay, Manager of
Tactics II-CDI Series B Manager, LLC
(Print Name and Title of Signatory) (as applicable)

SHAREHOLDER:

/s/ Thomas M. Palay

Tactics II-CDI Series B Investors II, LLC
(Print Name of Shareholder)

Thomas M. Palay, Manager of
Tactics II-CDI Series B Manager II, LLC
(Print Name and Title of Signatory) (as applicable)

SHAREHOLDER:

/s/ Thomas M. Palay

Tactics II-CDI Series B Investors III, LLC
(Print Name of Shareholder)

Thomas M. Palay, Manager of
Tactics II-CDI Series B Manager III, LLC
(Print Name and Title of Signatory) (as applicable)

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